IMAX CORPORATION

Exhibit 10.43

AMENDMENT NO. 1 TO

NONQUALIFIED RETIREMENT PLAN AGREEMENT

This Amendment No. 1, dated as of September 27, 2017, modifies the Nonqualified Retirement Plan Agreement, dated as of June, 6, 2017 (the “Retirement Agreement”), between IMAX CORPORATION, a corporation organized under the laws of Canada (the “Company”), and GREG FOSTER, of the City of Los Angeles in the State of California (the “Executive”).

WHEREAS, the Company and the Executive have entered into the Split-Dollar Agreement, dated as of July 1, 2017, pursuant to which the Company has agreed to provide the Executive with certain death benefits under a life insurance policy purchased by the Company on the life of the Executive; and

WHEREAS, the Company and the Executive wish to amend the Retirement Agreement to reflect more accurately the arrangements agreed to in the Split-Dollar Agreement;

NOW, THEREFORE, the parties hereto, for and in consideration of mutual promises contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, do hereby agree as follows.

1.    Restatement of Section 8 of the Retirement Agreement. Section 8 of the Retirement Agreement is amended and restated to read as follows:

“8.    Death Benefit. Concurrently with the entering into of this Retirement Plan Agreement, the Company has purchased a Northwestern Mutual universal life insurance policy on the life of the Executive (the “Northwestern Mutual Policy”) and has endorsed in favor of the Executive and the beneficiaries that he designates under such policy a death benefit of $5,500,000, which benefit will be paid to the Executive’s beneficiaries in the event of the Executive’s death before his 66th birthday (the “Death Benefit”), subject to vesting thereof as provided in the Split-Dollar Agreement, dated as of July 1, 2017, between the Company and the Executive (the “Split-Dollar Agreement”). (For the avoidance of doubt, it is noted that if the Executive dies while employed by the Company, the Death Benefit will be considered 100% vested.) The Company is the owner of the Northwestern Mutual Policy, and the Executive’s and his beneficiaries’ interest therein is limited to such endorsed Death Benefit. Without limiting the generality of the preceding sentence, the Company shall have no obligation to contribute to or maintain such policy except to the extent necessary to ensure that the vested Death Benefit will be paid upon the Executive’s death before his 66th birthday, and the Company shall have the right to replace or substitute a different life insurance policy, with the same or a different insurer, that will provide for payment of the Death Benefit to the Executive’s beneficiaries on the same terms as provided in the Northwestern Mutual Policy and the Split-Dollar Agreement; provided, however, that no such substitution or replacement shall have any effect on the calculation of the value of the Account as provided in Section 4 of this Agreement. The Company may in its absolute discretion use the cash surrender value of the Northwestern Mutual Policy (or any substitute or replacement policy) to fund its obligations to make distributions to the Executive pursuant to Section 6, but the Company shall have no obligation, and it is expressly agreed that the Executive shall have no right to require the Company, to do so. Payment of the vested Death Benefit shall be in lieu of any and all other entitlements that the Executive or his Beneficiaries may have under the Retirement Plan, so that, in the event that the vested Death Benefit becomes payable, the Executive and his Beneficiaries will have no rights to receive distributions pursuant to Section 6.”

2.    No Other Amendments. Except as amended hereby, all terms and conditions of the Retirement Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Company and the Executive have duly executed this Retirement Plan as of the date first written above.

IMAX CORPORATION

By:	/s/ Robert D. Lister
Name:	Robert D. Lister
Title:	Chief Legal Officer and Chief Business Development Officer

By:	/s/ Carrie Lindzon-Jacobs
Name:	Carrie Lindzon-Jacobs
Title:	Chief Human Resources Officer

GREG FOSTER

/s/ Greg Foster

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